Computational Materials

                             UACSC 1998-B Auto Trust


$44,250,000.00[____]%   Class A-1 Money Market Automobile Receivable Backed
                        Certificates
$92,750,000.00[____]% Class A-2 Automobile Receivable Backed Certificates $39,925,000.00[____]% Class A-3 Automobile Receivable Backed Certificates $63,025,000.00[____]% Class A-4 Automobile Receivable Backed Certificates $28,030,468.00[____]% Class A-5 Automobile Receivable Backed Certificates



         Class I Interest Only Automobile Receivable Backed Certificates
                         UAC Securitization Corporation
                                    Depositor
                          Union Acceptance Corporation
                                    Servicer


                                  Computational
                                    Materials

         Neither the Trust, the Depositor, the Underwriters (all as defined below) nor any of their respective affiliates make any representation as to the accuracy or completeness of the information herein. The information contained in the attached materials is referred to as the "Information". The Information is preliminary, and will be superseded by the applicable Offering Documents (as defined below) and by any other information subsequently filed with the Securities and Exchange Commission. The Information addresses only certain aspects of the characteristics of the applicable securities and thus does not provide a complete assessment of the characteristics. As such, the Information may not reflect the impact of all structural characteristics of the securities. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed circumstances. The attached Term Sheet is not intended to be a prospectus and any investment decision with respect to the securities should be made by you based solely upon all of the information contained in the final prospectus of the UACSC Auto Trusts, as supplemented by a final prospectus supplement relating to the securities. Such prospectus and prospectus supplement are referred to collectively herein as the "Offering Documents." Under no circumstances shall the Information presented constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The securities may not be sold nor may an offer to buy be accepted prior to the delivery of the Offering Documents relating to the securities. All information described herein is preliminary, limited in nature and subject to completion or amendment. No representation is made that the above referenced securities will actually perform as described in any scenario presented. The Depositor has not prepared, reviewed or participated in the preparation hereof, is not responsible for the accuracy hereof and has not authorized the dissemination hereof. Offering Documents may be obtained by contacting the NationsBanc Montgomery Securities LLC Syndicate Desk at (704) 386-9690 or the Bear, Stearns & Co. Inc. Syndicate Desk at (212) 272-4955.

         The  attached  Term  Sheet  has  been  prepared  by  Union   Acceptance
Corporation. Neither NationsBanc Montgomery Securities LLC ("NationsBanc Montgomery") nor Bear, Stearns & Co. Inc. ("Bear Stearns" and together with NationsBanc Montgomery, the "Underwriters") nor any of their respective affiliates makes any representation as to the accuracy or completeness of the Information herein. The Information contained herein is preliminary and will be superseded by the applicable Offering Documents and by any other information subsequently filed with the Securities and Exchange Commission.

         The Information addresses only certain aspects of the characteristics of the applicable securities and thus does not provide a complete assessment of the characteristics. As such, the Information may not reflect the impact of all structural characteristics of the securities. The assumptions underlying the Information, including structure, Trust property and collateral, may be modified from time to time to reflect changed circumstances.

         Although a registration statement (including a form of prospectus) relating to the securities discussed in this communication has been filed with the Securities and Exchange Commission and is effective, the Offering Documents relating to the securities discussed in this communication have not been filed with the Securities and Exchange Commission. Prospective purchasers are referred to the Offering Documents relating to the securities discussed in this communication for definitive Information on any matter discussed in this communication. Any investment decision should be based only on the data in the Offering Documents and the then current version of the Information. Offering Documents contain data that is current as of their publication dates and after publication may no longer be complete or current. Offering Documents may be obtained by contacting the NationsBanc Montgomery Syndicate Desk at (704) 386-9690 or the Bear Stearns Syndicate Desk at (212) 272-4955.

                             UACSC 1998-B Auto Trust
                    UAC Securitization Corporation, Depositor

                     Union Acceptance Corporation, Servicer

                               Subject to Revision

                         Term Sheet dated June 10, 1998

Issuer  ...........................UACSC 1998-B Auto Trust (the "Trust").

Depositor..........................UAC    Securitization     Corporation    (the
                                   "Depositor").

Servicer ..........................Union Acceptance Corporation (in its capacity
                                   as  servicer,   the   "Servicer,"   otherwise
                                   "UAC").

Trustee  ..........................Harris Trust and Savings Bank.

Underwriters.......................NationsBanc  Montgomery Securities LLC (Lead)
                                   and Bear, Stearns & Co. Inc. (Co).

The Certificates  .................The Trust  will be formed  and will issue the
                                   Certificates on or about June 23, 1998 (the "Closing Date") pursuant to a pooling and servicing agreement (the "Pooling and Servicing Agreement"). The "Certificates" will consist of: (i) _____% Class A-1 Money Market Automobile Receivable Backed Certificates in the aggregate principal amount of $44,250,000.00 (the "Class A-1
                                   Certificates");   (ii)   _____%   Class   A-2
                                   Automobile  Receivable Backed Certificates in
                                   the    aggregate    principal    amount    of
                                   $92,750,000.00      (the      "Class      A-2
                                   Certificates");   (iii)   _____%   Class  A-3
                                   Automobile  Receivable Backed Certificates in
                                   the    aggregate    principal    amount    of
                                   $39,925,000.00      (the      "Class      A-3
                                   Certificates");   (iv)   _____%   Class   A-4
                                   Automobile  Receivable Backed Certificates in
                                   the    aggregate    principal    amount    of
                                   $63,025,000.00      (the      "Class      A-4
                                   Certificates"); (v) _____% Class A-5 Automobile Receivable Backed Certificates in the aggregate principal amount of $28,030,468.00 (the "Class A-5 Certificates" and together with the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates, the "Class A Certificates"); (vi) the Class I Interest Only Automobile Receivable Backed Certificates (the "Class I Certificates") and
                                   (vii) the Class IC Automobile Receivable Backed Certificate (the "Class IC Certificate"). The Class I Certificates are interest only certificates and will not receive distributions of principal. The Class IC Certificate will be issued to the Depositor on the Closing Date and is not being offered hereby. The Class A Certificates and the Class I Certificates are referred to herein as the "Offered Certificates."

                                   Each of the Certificates will represent a fractional undivided interest in the Trust. The Trust assets will include a pool of simple and precomputed interest installment sale and installment loan contracts originated in various states in the United States of America, secured by new and used automobiles, light trucks and vans (the "Receivables"), certain monies due thereunder as of and after May 31, 1998 (the "Cutoff Date"), security interests in the related vehicles financed thereby (the "Financed Vehicles"), monies on deposit in the account into which all payments made in respect of the Receivables will be deposited (the "Certificate Account") and the proceeds thereof, any proceeds from claims on certain insurance policies relating to the Financed Vehicles or the related obligors (each, an "Obligor"), any lender's single interest insurance policy, the Spread Account (as defined herein) for the benefit of the Class A Certificateholders, the Class I Certificateholders and the Insurer, the Policy for the benefit of the Class A Certificateholders and Class I Certificateholders and certain rights under the Pooling and Servicing Agreement. Interest paid to the Certificateholders on the first Distribution Date will be based upon the amount of interest accruing from the Closing Date through the day before the first Distribution Date and therefore may include more or less than a full month's interest.

The Class A Certificates ..........Interest.  Interest will be  distributable on the eighth calendar day of each month or, if such day is not a business day, on the first business day thereafter (each, a "Distribution Date") beginning July 8, 1998, to holders of record as of the last day of the calendar month immediately preceding the calendar month in which such Distribution Date occurs (the "Record Date") of the Class A Certificates (the "Class A Certificateholders," which includes the "Class A-1 Certificateholders," the "Class A-2 Certificateholders," the "Class A-3 Certificateholders", the "Class A-4 Certificateholders" and the "Class A-5 Certificateholders").

                                   Interest on the Class A-1 Certificates will be calculated on the basis of a 360-day year and the actual number of days from the previous Distribution Date through the day before the related Distribution Date or, in the case of the first Distribution Date, the number of days from the Closing Date through the day before the first Distribution Date. Interest on the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates and the Class A-5 Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months or, in the case of the first Distribution Date, the number of days from the Closing Date through the day before the first Distribution Date (assuming the month of the Closing Date has 30 days). See "Yield and Prepayment Considerations" and "The Offered Certificates-- Distributions" herein .

                                   "Class A Monthly Interest" for any Distribution Date will equal the sum of Class A-1 Monthly Interest, Class A-2 Monthly Interest, Class A-3 Monthly Interest, Class A-4 Monthly Interest and Class A-5 Monthly Interest (each as defined below). "Monthly Interest" for any Distribution Date will equal the sum of Class A Monthly Interest and Class I Monthly Interest (as defined below).

                                   "Class A-1 Monthly Interest" will equal (i) for the first Distribution Date, the product of the following: (1/360th of the applicable pass-through rate of _____% for the Class A-1 Certificates (the "Class A-1 Pass-Through Rate")) multiplied by (the number of days from the Closing Date through the day before the first Distribution Date) multiplied by (the aggregate outstanding principal balance of the Class A-1 Certificates (the "Class A-1 Certificate Balance") at the Closing Date) and (ii) with respect to each subsequent Distribution Date, the product of 1/360th of the Class A-1 Pass-Through Rate, the number of days from the previous Distribution Date through the day before the related Distribution Date and the Class A-1 Certificate Balance on the preceding Distribution Date (after giving effect to any distribution of Monthly Principal required to be made on such preceding Distribution Date).

                                   "Class A-2 Monthly Interest," "Class A-3 Monthly Interest" and "Class A-4 Monthly Interest" will equal (i) for the first Distribution Date, the product of the following: (one-twelfth of the applicable pass-through rate of _____% for the Class A-2 Certificates (the "Class A-2 Pass-Through Rate"), the applicable pass-through rate of _____% for the Class A-3 Certificates (the "Class A-3 Pass-Through Rate") and the applicable pass-through rate of _____% for the Class A-4 Certificates (the "Class A-4 Pass-Through Rate"), as the case may be) multiplied by (the aggregate outstanding principal balance of the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates (respectively, the "Class A-2 Certificate Balance," the "Class A-3 Certificate Balance" and the "Class A-4 Certificate Balance") at the Closing Date) multiplied by (the number of days from the Closing Date through the day before the first Distribution Date (assuming the month of the Closing Date has 30 days) divided by 30) and
                                   (ii) with respect to each subsequent Distribution Date, the product of one-twelfth of the Class A-2 Pass-Through Rate, the Class A-3 Pass-Through Rate or the Class A-4 Pass-Through Rate, as the case may be, and the Class A-2 Certificate Balance, the Class A-3 Certificate Balance or the Class A-4 Certificate Balance, as the case may be, on the preceding Distribution Date (after giving effect to any distribution of Monthly Principal required to be made on such preceding Distribution Date).

                                   "Class A-5 Monthly Interest" will equal (i) for the first Distribution Date, the product of the following: (one-twelfth of the applicable pass-through rate of _____% for the Class A-5 Certificates (the "Class A-5 Pass-Through Rate")) multiplied by (the aggregate outstanding principal balance of the Class A-5 Certificates (the "Class A-5 Certificate Balance" and together with the Class A-1 Certificate Balance, the Class A-2 Certificate Balance, the Class A-3 Certificate Balance and the Class A-4 Certificate Balance, the "Certificate Balance") at the Closing Date) multiplied by (the number of days from the Closing Date through the day before the first Distribution Date (assuming the month of the Closing Date has 30 days) divided by 30) and (ii) with respect to each subsequent Distribution Date, the product of one-twelfth of the Class A-5 Pass-Through Rate (as adjusted after the Clean-Up Call Date (as defined below), if required) and the Class A-5 Certificate Balance on the preceding Distribution Date (after giving effect to any distribution of Monthly Principal required to be made on such preceding Distribution Date). Principal. On each Distribution Date, the Trustee will distribute as principal to the Class A Certificateholders in a maximum aggregate amount equal to the Certificate Balance as of the previous Distribution Date (after giving effect to any distributions of Monthly Principal required to be made on such Distribution Date) (or, in the case of the first Distribution Date, as of the Closing
                                   Date) less the aggregate outstanding principal amount of the Receivables (the "Pool Balance") on the last day of the immediately preceding calendar month ("Monthly Principal"). Monthly Principal will be distributed sequentially to the Class A Certificateholders as follows: (i) to the Class A-1 Certificateholders until the Class A-1 Certificate Balance has been reduced to zero; (ii) to the Class A-2 Certificateholders until the Class A-2 Certificate Balance has been reduced to zero;
                                   (iii) to the Class A-3 Certificateholders until the Class A-3 Certificate Balance has been reduced to zero; (iv) to the Class A-4 Certificateholders until the Class A-4 Certificate Balance has been reduced to zero and (v) to the Class A-5 Certificateholders until the Class A-5 Certificate Balance has been reduced to zero (the "Principal Distribution Sequence"). For purposes of determining Monthly Principal, the unpaid principal balance of a defaulted Receivable or a purchased Receivable will be deemed to be zero on and after the date such Receivable became a defaulted Receivable or a purchased Receivable. The final scheduled Distribution Date of the Class A-1 Certificates will be June 8, 1999 (the "Class A-1 Final Scheduled Distribution Date"). The final scheduled Distribution Date of the Class A-2 Certificates will be October 9, 2001 (the "Class A-2 Final Scheduled Distribution Date"). The final scheduled Distribution Date of the Class A-3 Certificates will be August 8, 2002 (the "Class A-3 Final Scheduled
                                   Distribution Date"). The final scheduled Distribution Date of the Class A-4 Certificates will be February 9, 2004 (the "Class A-4 Final Scheduled Distribution Date"). The final scheduled Distribution Date of the Class A-5 Certificates will be January 9, 2006 (the "Class A-5 Final Scheduled Distribution Date").

                                   No Monthly Principal will be distributed (i) to the Class A-2 Certificateholders until the Class A-1 Certificate Balance has been reduced to zero; (ii) to the Class A-3
                                   Certificateholders until the Class A-2 Certificate Balance has been reduced to zero;
                                   (iii) to the Class A-4 Certificateholders until the Class A-3 Certificate Balance has been reduced to zero; and (iv) to the Class A-5 Certificateholders until the Class A-4 Certificate Balance has been reduced to zero. Since the rate of payment of principal of each class of Class A Certificates depends upon the rate of payment of principal (including prepayments) of the Receivables, the final distribution in respect of each class of Class A Certificates could occur significantly earlier than the respective final scheduled distribution dates.

The Class I Certificates...........Interest.   The  Class  I  Certificates   are
                                   interest only certificates which will not be entitled to any principal distributions. Interest will accrue on the Notional Principal Amount (defined below) of the Class I Certificates at the rate of 1.00% per annum (the "Class I Pass-Through Rate"). The Notional Principal Amount represents a designated principal component of the Receivables, originally $208,715,851.64 (the "Original Notional Principal Amount").

                                   Interest with respect to the Class I Certificates will accrue on the basis of a 360-day year consisting of twelve 30-day months or, in the case of the first Distribution Date, the number of days from the Closing Date through the day before the first Distribution Date (assuming the month of the Closing Date has 30 days). On each Distribution Date, the Trustee shall distribute pro rata to holders of Class I
                                   Certificates        (the       "Class       I
                                   Certificateholders") of record as of the preceding Record Date, interest at the Class I Pass-Through Rate on the Notional Principal Amount outstanding on the immediately preceding Distribution Date (after giving effect to any reduction of the Notional Principal Amount on such Distribution Date) or, in the case of the first Distribution Date, as of the Closing Date (the "Class I Monthly Interest"). Holders of the Class I Certificates will not be entitled to any distributions after the Notional Principal Amount thereof has been reduced to zero.

                                   Planned Amortization Feature; Calculation of the Class I Notional Principal Amount. The Class I Certificates represent an interest-only planned amortization class. The planned amortization feature is intended to reduce the uncertainty to investors in the Class I Certificates with respect to prepayments. Because the Class I Certificates will receive interest based on the Notional Principal Amount, this is accomplished by basing the reduction in the Notional Principal Amount on a principal paydown schedule rather than on the reduction in the actual principal balances of the Receivables, as described below. The amount which will be paid to the Class I Certificateholders is expected to be derived from the excess of interest earned on the Receivables over the Class A Monthly Interest and the monthly servicing fee payable to the Servicer (the "Monthly Servicing Fee"). Solely for the purpose of calculating the amount payable with respect to the Class I Certificates, the Certificate Balance will be divided into two principal components, the "PAC Component" and the "Companion Component." The sum of the PAC Component and the Companion Component will at all times equal the then aggregate unpaid Certificate Balance. The "Notional Principal Amount" of the Class I Certificates at any time will be equal to the principal balance of the PAC Component as calculated based on the allocations of principal payments described below, originally $208,715,851.64.

                                   The Pooling and Servicing Agreement establishes a schedule (a "Planned Notional Principal Amount Schedule") which is set forth herein under "The Offered
                                   Certificates--The           Class           I
                                   Certificates-Calculation      of     Notional
                                   Principal Amount." On each Distribution Date, Monthly Principal distributed to Class A Certificateholders will be allocated first to the PAC Component in an amount up to the amount necessary to reduce the amount thereof to the amount specified in the Planned Notional Principal Amount Schedule (the "Planned Notional Principal Amount") for such Distribution Date, second, to the Companion Component until the outstanding amount thereof is reduced to zero and third, to the PAC Component, without regard to the Planned Notional Principal Amount. As described above, the Notional Principal Amount of the Class I Certificates will be equal to the outstanding amount of the PAC Component and thus will be reduced as the PAC Component is reduced.

                                   The Planned Notional Principal Amount Schedule has been prepared on the basis of the assumption, among other things, that the Receivables prepay at a constant rate between 1.6% and 2.5% ABS (as defined herein), an assumed constant rate of prepayments and the prepayment model used in this Term Sheet. The yield to maturity of the Class I Certificates will be sensitive to the rate and timing of principal payments (including prepayments) on the Receivables and may fluctuate significantly from time to time. If the Receivables prepay at a constant rate within the range assumed in preparing the Planned Notional Principal Amount Schedule, the PAC Component (and the Notional Principal Amount of the Class I Certificates) will be reduced in accordance with the Planned Notional Principal Amount Schedule. If the Receivables prepay at a constant rate higher than 2.5% ABS, the amount of the Companion Component will be reduced to zero more quickly and the amount of the PAC Component (and the Notional Principal Amount of the Class I Certificates) will be reduced more quickly than provided in the Planned Notional Principal Amount Schedule, thereby reducing the yield to holders of the Class I Certificates. In general, a rapid rate of principal prepayments (including liquidations due to losses, repurchases and other dispositions) will have a material negative effect on the yield to maturity of the Class I Certificates.

                                   The   Planned   Notional   Principal   Amount
                                   Schedule is set forth herein under "The Offered Certificates -- The Class I Certificates -- Calculation of Notional Principal Amount." The Planned Notional Principal Amount Schedule has been prepared on the basis of certain assumptions, which are described herein under "The Offered Certificates -- Class I Yield Considerations." Prospective investors in the Class I Certificates should fully consider the associated risks, including the risk that a rapid rate of prepayments could result in the failure of investors in the Class I Certificates to recoup their initial investment. See "Risk Factors -- Prepayment Risks Associated with the Class I Certificates" and "Yield and Prepayment Considerations -- The Class I Certificates."

Subordination; Spread Account......The Depositor  will establish an account (the
                                   "Spread Account") on the Closing Date. On each Distribution Date thereafter, the Servicer will deposit into the Spread Account any amounts remaining in the Certificate Account after the payment on such date of all amounts owing pursuant to the Pooling and Servicing Agreement to the Certificateholders (other than the Class IC Certificateholder), the Insurer, the Servicer for the Monthly Servicing Fee and any permitted reimbursement of outstanding Advances. In the event that Available Funds (as defined below) are insufficient on any Distribution Date prior to the termination of the Trust (after payment of the Monthly Servicing Fee) to pay Monthly Principal and Monthly Interest to the Class A Certificateholders and the Class I Certificateholders, draws will be made on the Spread Account to the extent of the balance thereof and, if necessary, the Policy, in the manner and to the extent described herein. The Spread Account is solely for the benefit of the Class A Certificateholders, the Class I Certificateholders and the Insurer. In the event the amount on deposit in the Spread Account is zero, after giving effect to any draws thereon for the benefit of the Class A Certificateholders and the Class I Certificateholders, and there is a default under the Policy, any remaining losses on the Receivables will be borne directly pro rata by all classes of Class A Certificateholders (to the extent of the classes or class of Class A Certificates which are outstanding at such time) and Class I Certificateholders, as described herein. Any such reduction of the principal balance of the Receivables due to losses on the Receivables may also result in a reduction of the Class I Notional Principal Amount.

                                   "Available Funds" for any Distribution Date and the related Collection Period will consist of all payments on simple interest Receivables received during such Collection Period, the scheduled payments on Precomputed Receivables (as defined below) received during such Collection Period, the net amount to be transferred to the Certificate Account in respect of payaheads on Precomputed Receivables for such Distribution Date, all advances of funds in respect of delinquent Receivables made by the Servicer for such Collection Period (each, an "Advance"), liquidation proceeds in respect of defaulted receivables and the purchase amount for all Receivables that UAC was required to purchase during the preceding Collection Period.

                                   "Precomputed Receivables" are rule of 78's Receivables (as opposed to simple interest Receivables) which will be amortized by the Trust using the actuarial method. The Class A Certificates and Class I Certificates will be senior in right and interest to the Class IC Certificate. The Class A Certificateholders and the Class I Certificateholders will have equal rights with respect to amounts collected on or with respect to the Receivables and other assets of the Trust in the event of a shortfall. The Trustee will first withdraw funds from the Spread Account on each Distribution Date to the extent of any shortfall in the Monthly Servicing Fee, permitted reimbursements of outstanding Advances, Monthly Interest and Monthly Principal as described above. Any amount on deposit in the Spread Account on any Distribution Date in excess of the Required Spread Amount (defined below) after all other required deposits thereto and withdrawals therefrom have been made, and after payment therefrom of all amounts due the Insurer will be distributed to the holder of the Class IC
                                   Certificate        (the       "Class       IC
                                   Certificateholder"). Any amount so distributed to the Class IC Certificateholder will no longer be an asset of the Trust.

                                   While it is intended that the amount on deposit in the Spread Account will grow over time, through the deposit thereto of the excess collections, if any, on the Receivables, to the Required Spread Amount, there can be no assurance that such growth will actually occur. The "Required Spread Amount" with respect to any Distribution Date will equal 1.0% of the initial Pool Balance. If the average aggregate yield of the Receivables pool in excess of losses falls below a prescribed level set forth in the Insurance and Reimbursement Agreement, entered into on or before the Closing Date among the Depositor, UAFC, UAC, in its individual capacity and as Servicer, and the Insurer (the "Insurance Agreement") the Required Spread Amount will be increased to 6.0% of the Pool Balance. Upon and during the continuance of an Event of Default or upon the occurrence of certain other events described in the Insurance Agreement generally involving a failure of performance by the Servicer or a material misrepresentation made by the Servicer under the Pooling and Servicing Agreement or the Insurance Agreement, the Required Spread Amount shall be equal to the Policy Amount, as further described below. Under certain circumstances, the Required Spread Amount may be reduced.

The Policy.........................The  Depositor  shall  obtain an  irrevocable insurance policy (the "Policy") issued by the Insurer (as specified below) for the benefit of the Trustee on behalf of the Class A
                                   Certificateholders and the Class I Certificateholders. The Trustee shall draw on the Policy in the event that sufficient funds are not available (after payment of the Monthly Servicing Fee and after withdrawals from the Spread Account to pay the Class A Certificateholders and the Class I Certificateholders on any Distribution Date in accordance with the Pooling and Servicing Agreement) to distribute Monthly Interest and Monthly Principal, up to the Policy Amount. In addition, the Policy will cover amounts previously distributed to a Certificateholder by the Trust that is sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time in accordance with a final nonappealable order of a court having competent jurisdiction.

Policy Amount   ...................The term "Policy  Amount"  means with respect to any Distribution Date: (x) the sum of (A) the lesser of (i) the Certificate Balance (after giving effect to any distribution of Available Funds and any funds withdrawn from the Spread Account to pay Monthly Principal on such Distribution Date) and (ii) the Net Principal Policy Amount, plus (B) Class A Monthly Interest, plus (C) Class I Monthly Interest, plus (D) the Monthly Servicing Fee; less (y) all amounts on deposit in the Spread Account on such Distribution Date (after giving effect to any funds withdrawn from the Spread Account to pay Monthly Principal on such Distribution Date). "Net Principal Policy Amount" means the Certificate Balance as of the first Distribution Date minus all amounts previously drawn on the Policy or from the Spread Account with respect to Monthly Principal.

Insurer  ..........................MBIA Insurance Corporation.

Legal Investment    ...............The Class A-1  Certificates  will be eligible securities for purchase by money market funds under Rule 2a-7 of the Investment Company Act of 1940, as amended.

Optional Sale  ....................The Class IC Certificateholder  has the right to cause the Trustee to sell all of the Receivables (referred to herein as an "Optional Sale") as of the last day of any Collection Period, on which (i) the Pool Balance is equal to or less than 10% of the initial Certificate Balance and (ii) the Notional Principal Amount of the Class I Certificates will have been reduced to zero on or before the related Distribution Date. The purchase price applicable to the Optional Sale shall be equal to the fair market value of the Receivables (but not less than the sum of (i) 100% of the outstanding Certificate Balance, (ii) accrued and unpaid interest on such amount at the weighted average note rates of the Receivables less any payments received but not applied to interest or principal and (iii) any amounts due the Insurer).

Clean-Up Call Date.................If the  Class IC  Certificateholder  does not exercise its rights with respect to the Optional Sale on the Distribution Date on which the Optional Sale was first permitted (the "Clean-Up Call Date"), the Class A-5 Pass-Through Rate will be increased by 0.50% after the Clean-Up Call Date.

Tax Status    .....................In the  opinion of special tax counsel to the
                                   Depositor, the Trust will not be treated as an association taxable as a corporation or as a "publicly traded partnership" taxable as a corporation. The Trustee and the Certificateholders will agree to treat the Trust as a partnership for federal income tax purposes, which will not be subject to federal income tax at the Trust level.

Ratings  ..........................As a condition to the issuance of the Offered
                                   Certificates, the Class A Certificates and the Class I Certificates must be rated in the highest category by Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill
                                   Companies, Inc. (each a "Rating Agency" and collectively, the "Rating Agencies"). The ratings of the Class I Certificates do not address the possibility that rapid rates of principal prepayments could result in a failure of the holders of the Class I Certificates to fully recover their investment. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Risk Factors-- Certificate Rating."

ERISA Considerations  .............Subject to the considerations discussed under
                                   "ERISA Considerations" in the Prospectus Supplement and the Prospectus, the Class A Certificates and the Class I Certificates may be eligible for purchase by employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Any benefit plan fiduciary considering the purchase of an Offered
                                   Certificate should, among other things, consult with experienced legal counsel in determining whether all required conditions for such purchase have been satisfied.

                                  RISK FACTORS

         Investors should carefully consider the information set forth below as well as the other investment considerations described in this Term Sheet.

Limited Liquidity

         There is currently no secondary market for the Offered Certificates. The Underwriters currently intend to make a market in the Offered Certificates, but are under no obligation to do so. There can be no assurance that a secondary market will develop or, if one does develop, that it will provide Certificateholders with liquidity of investment or that it will continue for the life of the Offered Certificates.

Certificates Solely Obligations of the Trust

         The Offered Certificates are interests in the Trust only and do not represent the obligation of any other person. The Class A Certificateholders and the Class I Certificateholders are senior in right and interest to the Class IC Certificateholder. The Trustee will withdraw funds from the Spread Account, up to the full balance of the funds on deposit in such account, only in the event that Available Funds are insufficient in accordance with the Pooling and Servicing Agreement to distribute Monthly Interest and Monthly Principal (after payment of the Monthly Servicing Fee). The amount on deposit in the Spread Account is intended to increase over time to an amount equal to the Required Spread Amount. There is no assurance that such growth will occur or that the balance in the Spread Account will always be sufficient to assure payment in full of Monthly Principal and Monthly Interest. If the amount on deposit in the Spread Account is reduced to zero after giving effect to all amounts to be deposited to and withdrawn from the Spread Account pursuant to the Pooling and Servicing Agreement, on any Distribution Date the Trustee will draw on the Policy, in an amount equal to the shortfall in respect of Monthly Interest and Monthly Principal, up to the Policy Amount. If the Spread Account is reduced to zero and there is a default under the Policy, the Trust will depend solely on current distributions on the Receivables to make distributions on the Offered Certificates and distributions of interest and principal on the Offered Certificates may be made pro rata based on the amounts to which Certificateholders of each class are entitled. See "The Receivables Pool -- Delinquencies, Repossessions and Net Losses."

Prepayment Risks Associated with the Class I Certificates

         If the Receivables prepay at a constant rate within the range assumed in preparing the Planned Notional Principal Amount Schedule, the PAC Component (and the Notional Principal Amount) will be reduced in accordance with the Planned Notional Principal Amount Schedule. If the Receivables prepay at a constant rate higher than 2.5% ABS, the Notional Principal Amount will be reduced more quickly than provided in the Planned Notional Principal Amount Schedule, thereby reducing the yield to holders of the Class I Certificates. In general, a rapid rate of principal prepayments will have a material negative effect on the yield to maturity of the Class I Certificates. Prospective investors should fully consider the associated risks, including the risk that a rapid rate of prepayments could result in the failure of investors in the Class I Certificates to recoup their initial investment. See "Yield and Prepayment Considerations -- The Class I Certificates" herein.

Certificate Rating

         It is a condition of issuance of the Offered Certificates that the Class A Certificates and the Class I Certificates be rated in the highest applicable category by the Rating Agencies. Such ratings will reflect only the views of the relevant rating agency. There is no assurance that any such rating will continue for any period of time or that it will not be revised or withdrawn entirely by such rating agency if, in its judgment, circumstances so warrant. A revision or withdrawal of such rating may have an adverse effect on the market price of the Offered Certificates. The ratings of the Class I Certificates do not address the possibility that rapid rates of principal prepayments could result in a failure of the holders of the Class I Certificates to fully recover their investment. A security rating is not a recommendation to buy, sell or hold securities.

                             FORMATION OF THE TRUST

         The Depositor will establish the Trust by selling and assigning the Trust property, as described below, to the Trustee in exchange for the Offered Certificates. The Depositor will retain the Class IC Certificate. UAC will be responsible for servicing the Receivables pursuant to the Pooling and Servicing Agreement and will be compensated for acting as the Servicer. To facilitate servicing and to minimize administrative burden and expense, the Servicer will be appointed custodian of the Receivables by the Trustee, but will not stamp the Receivables to reflect the sale and assignment of the Receivables to the Trust or make any notation of the Trust's lien on the certificates of title of the Financed Vehicles. In the absence of such notation on the certificates of title, the Trustee may not have perfected security interests in the Financed Vehicles securing the Receivables. Under the terms of the Pooling and Servicing Agreement, UAC may delegate its duties as Servicer and custodian; however, any such delegation will not relieve UAC of its liability and responsibility with respect to such duties.

         The Depositor will establish the Spread Account for the benefit of the Class A Certificateholders, the Class I Certificateholders and the Insurer and will obtain the Policy. Withdrawals from the Spread Account and, only after such withdrawals, draws on the Policy will be made in accordance with the Pooling and Servicing Agreement in the event that sufficient funds are not available (after payment of the Monthly Servicing Fee) to distribute, in the case of Class I Monthly Interest, Class A Monthly Interest and Monthly Principal, up to the Policy Amount. If the Spread Account is exhausted and there is a default under the Policy, the Trust will look only to the Obligors on the Receivables and the proceeds from the repossession and sale of Financed Vehicles that secure defaulted Receivables for distributions of interest and principal on the Certificates. In such event, certain factors, such as the Trustee's not having perfected security interests in some of the Financed Vehicles, may affect the Trust's ability to realize on the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to Certificateholders.

                              THE RECEIVABLES POOL

         The Receivables were selected from the prime portfolio of Union Acceptance Funding Corporation, a subsidiary of UAC, for purchase by the Depositor by several criteria, including that each Receivable: (i) has an original number of payments of not more than 84 payments and not less than 12 payments, (ii) has a remaining maturity of not more than 84 months and not less than one month, (iii) provides for level monthly payments that fully amortize the amount financed over the remaining term, and (iv) has a contract rate of interest (a "Contract Rate") (exclusive of prepaid finance charges) of not less than 5.90%. The weighted average remaining maturity of the Receivables will be approximately 68 months as of the Cutoff Date.

         Approximately 97.68% of the aggregate principal balance of the Receivables as of the Cutoff Date are simple interest contracts which provide for equal monthly payments. Approximately 2.32% of the aggregate principal balance of the Receivables as of the Cutoff Date are Precomputed Receivables originated in the State of California. All of such Precomputed Receivables are rule of 78's receivables. Approximately 24.83% of the aggregate principal balance of the Receivables as of the Cutoff Date represent financing of new vehicles; the remainder of the Receivables represent financing of used vehicles.

         Receivables representing more than 10% of the aggregate principal balance of the Receivables as of the Cutoff Date were originated in metropolitan areas in the States of California and Texas. The performance of the Receivables in the aggregate could be adversely affected in particular by the development of adverse economic conditions in such metropolitan areas.

              Composition of the Receivables as of the Cutoff Date


                                                                                                     Weighted
                                                                   Aggregate          Original         Average
                                                   Number of        Principal         Principal       Contract
                                                  Receivables        Balance           Balance          Rate
                                                  -----------        -------           -------          ----
New Automobiles and Light-Duty Trucks............     4,151     $  59,016,369.54   $  77,232,155.80     11.44%
Used Automobiles and Light-Duty Trucks...........    15,083       181,930,372.60     206,587,281.93     12.88%
New Vans (1).....................................       457         7,516,125.70      10,029,852.60     11.37%
Used Vans (1)....................................     1,626        19,517,600.16      23,578,694.99     12.68%
                                                     ------      ---------------    ---------------     -----
All Receivables..................................    21,317      $267,980,468.00    $317,427,985.32     12.51%
                                                     ======      ===============    ===============     =====

                                                      Weighted       Weighted      Percent of
                                                       Average        Average       Aggregate
                                                      Remaining      Original      Principal
                                                       Term(2)        Term(2)      Balance(3)
                                                     ----------      ---------   -------------
New Automobiles and Light-Duty Trucks..........      69.3mos.        77.3mos.         22.02%
Used Automobiles and Light-Duty Trucks.........      66.9            70.5             67.89
New Vans (1)...................................      71.5            79.1              2.80
Used Vans (1)..................................      66.0            71.0              7.28
                                                     ----            ----              ----
All Receivables................................      67.5mos.        72.3mos.        100.00%
                                                     ====            ====            ======

(1) References to vans include minivans and van conversions.

(2) Based on scheduled maturity and assuming no prepayments of the Receivables.

(3) Sum may not equal 100% due to rounding.

        Geographic Distribution of the Receivables as of the Cutoff Date

                                                            Percent of Aggregate
       State (1)(2)                                        Principal Balance (3)
       ------------                                        ---------------------
       Arizona..................................................        3.08%
       California...............................................       10.03
       Colorado.................................................        2.21
       Florida..................................................        6.78
       Georgia..................................................        3.30
       Idaho....................................................        0.10
       Illinois.................................................        6.25
       Indiana..................................................        3.48
       Iowa.....................................................        2.18
       Kansas...................................................        1.05
       Kentucky.................................................        0.82
       Maryland.................................................        1.58
       Michigan.................................................        2.46
       Minnesota................................................        2.15
       Missouri.................................................        2.14
       Nebraska.................................................        0.52
       Nevada...................................................        0.24
       New Mexico...............................................        0.31
       North Carolina...........................................        9.60
       Ohio.....................................................        7.66
       Oklahoma.................................................        4.11
       Oregon...................................................        0.46
       Pennsylvania.............................................        1.04
       South Carolina...........................................        3.46
       South Dakota.............................................        0.07
       Tennessee................................................        3.23
       Texas....................................................       13.39
       Utah.....................................................        1.23
       Virginia.................................................        5.52
       Washington...............................................        0.75
       Wisconsin................................................        0.81
           Total  ..............................................      100.00%

(1)    Based on address of the Dealer selling the related Financed Vehicle.

(2) Receivables originated in Ohio were solicited by Dealers for direct financing by UAC or the Predecessor. All other Receivables were originated by Dealers and purchased from such Dealers by UAC or the Predecessor.

(3)    Sum may not equal 100% due to rounding.

     Distribution of the Receivables by Remaining Term as of the Cutoff Date


                                                                                                   Percent of
       Remaining                                                 Aggregate           Average      Aggregate
       Scheduled                             Number of          Principal           Principal     Principal
      Term Range                             Receivables          Balance            Balance      Balance(1)
      ----------                             -----------          -------            -------      ----------
    1 to  6 months.......................         485  $         608,099.40       $  1,253.81         0.23%
    7 to 12 months.......................       1,199          2,849,180.06          2,376.30         1.06
   13 to 24 months.......................       2,888         13,385,776.39          4,634.96         5.00
   25 to 36 months.......................         586          3,880,970.02          6,622.82         1.45
   37 to 48 months.......................       1,142         10,172,188.73          8,907.35         3.80
   49 to 60 months.......................       3,418         41,864,941.01         12,248.37        15.62
   61 to 66 months.......................       1,278         17,368,831.62         13,590.64         6.48
   67 to 72 months.......................       4,292         66,043,953.86         15,387.69        24.65
   73 to 84 months.......................       6,029        111,806,526.91         18,544.79        41.72
                                               ------       ---------------        ----------       ------
             Total.......................      21,317       $267,980,468.00        $12,571.21       100.00%
                                               ======       ===============        ==========       ======
(1)    Sum may not equal 100% due to rounding.

                     Distribution of Receivables by Financed
                    Vehicle Model Year as of the Cutoff Date

                                                                  Percent                            Percent
                                                                 of Total         Aggregate       of Aggregate
   Model                                       Number of         Number of        Principal        Principal
   Year                                       Receivables     Receivables(1)      Balance          Balance(1)
   ----                                       -----------     --------------      -------          ----------
   1983 and earlier.....................             1             0.00%      $      3,213.80         0.00%
   1984.................................             2             0.01              8,762.88         0.00
   1985.................................             2             0.01             15,902.29         0.01
   1986.................................            16             0.08             78,105.97         0.03
   1987.................................            37             0.17            150,831.68         0.06
   1988.................................            99             0.46            428,389.50         0.16
   1989.................................           439             2.06          1,422,631.59         0.53
   1990.................................           949             4.45          4,645,002.59         1.73
   1991.................................         1,382             6.48          7,788,309.13         2.91
   1992.................................         1,724             8.09         12,996,316.08         4.85
   1993.................................         3,266            15.32         26,900,525.19        10.04
   1994.................................         2,988            14.02         32,505,401.20        12.13
   1995.................................         2,970            13.93         44,601,684.17        16.64
   1996.................................         2,386            11.19         39,256,376.25        14.65
   1997.................................         2,588            12.14         46,045,503.11        17.18
   1998.................................         2,404            11.28         49,411,223.24        18.44
   1999.................................            64             0.30          1,722,289.33         0.64
                                                ------           ------       ---------------       ------
     Total..............................        21,317           100.00%      $267,980,468.00       100.00%
                                                ======           ======       ===============       ======

(1) Sum may not equal 100% due to rounding.



     Distribution of the Receivables by Contract Rate as of the Cutoff Date

                                                                                                   Percent of
                                                                  Aggregate          Average      Aggregate
                                                 Number of        Principal         Principal     Principal
Contract Rate Range                             Receivables        Balance           Balance      Balance(1)
-------------------                             -----------        -------           -------      ----------
    Less than 6.000%......................            1   $        25,415.29       $25,415.29         0.01%
  6.000 to    6.999%......................          225           861,980.29         3,831.02         0.32
  7.000 to    7.999%......................          589         5,706,370.57         9,688.24         2.13
  8.000 to    8.999%......................          904         7,906,476.86         8,746.10         2.95
  9.000 to    9.999%......................        1,417        13,294,617.91         9,382.23         4.96
 10.000 to   10.999%......................        2,407        28,211,407.20        11,720.57        10.53
 11.000 to   11.999%......................        3,344        45,682,537.43        13,661.05        17.05
 12.000 to   12.999%......................        4,748        66,351,555.46        13,974.63        24.76
 13.000 to   13.999%......................        3,714        50,107,681.62        13,491.57        18.70
 14.000 to   14.999%......................        2,072        26,726,537.17        12,898.91         9.97
 15.000 to   15.999%......................          981        12,039,740.08        12,272.93         4.49
 16.000 to   16.999%......................          410         5,074,013.64        12,375.64         1.89
 17.000 to   17.999%......................          219         2,627,837.84        11,999.26         0.98
 18.000 to   18.999%......................          217         2,748,144.71        12,664.26         1.03
 19.000 to   19.999%......................           23           247,665.01        10,768.04         0.09
 20.000 to   20.999%......................           34           306,764.27         9,022.48         0.11
21.000  to   21.999%......................            9            37,658.64         4,184.29         0.01
22.000  to   22.999%......................            1            14,339.96        14,339.96         0.01
23.000  to   23.999%......................            1             2,147.45         2,147.45         0.00
25.000  to   25.999%......................            1             7,576.60         7,576.60         0.00
                                                 ------      ---------------      ----------        ------
               Total......................       21,317      $267,980,468.00      $12,571.21        100.00%
                                                 ======      ===============      ==========        ======


(1) Sum may not equal 100% due to rounding.

Delinquencies, Repossessions and Net Losses

         Set forth below is certain information concerning the experience of UAC and the Predecessor (as defined herein) pertaining to delinquencies, repossessions, and net losses on its prime fixed rate retail automobile, light truck and van receivables serviced by UAC and the Predecessor. There can be no assurance that the delinquency, repossession, and net loss experience on the Receivables will be comparable to that set forth below.

                             Delinquency Experience

                             Delinquency Experience


                                                  At June 30,                             At September 30,
                                 1995                 1996                1997                  1997
                                                (Dollars in thousands)
                          Number of            Number of            Number of            Number of
                         Receivables  Amount  Receivables Amount   Receivables  Amount  Receivables  Amount
                         -----------  ------  ----------- ------   -----------  ------  -----------  ------
Servicing portfolio....... 117,837 $1,159,349  147,722 $1,548,538   173,693  $1,860,272   177,377 $1,896,748
Delinquencies
   30-59 days.............   1,169 $   12,097    1,602 $   17,030     2,487  $   27,373     4,310     45,766
   60-89 days.............     377      4,124      694      7,629     1,646      18,931     2,196     25,156
   90 days or more........       0          0      333      3,811       723       8,826       934     11,131
                             ----- ----------    ----- ----------     -----  ----------     -----  ---------
Total delinquencies.......   1,546 $   16,221    2,629 $   28,470     4,856  $   55,130     7,440  $  82,053
                             ===== ==========    ===== ==========     =====  ==========     =====  =========
Total delinquencies as a
   percent of servicing
     portfolio............    1.31%     1.40 %    1.78%      1.84%     2.80%       2.96%     4.19%      4.33%



                              At December 31,           At March 31,
                                   1997                     1998


                            Number of               Number of
                           Receivables   Amount    Receivables  Amount
                           -----------   ------    -----------  ------
Servicing portfolio......    179,962   $1,920,930   181,026    $1,929,151
Delinquencies
   30-59 days............      3,954       41,778     3,426        35,449
   60-89 days............      2,274       25,933     1,923        21,818
   90 days or more.......        688        8,048       623         7,088
                               -----   ----------     -----        ------
Total delinquencies......      6,916   $   75,759     5,972        64,355
                               =====   ==========     =====        ======
Total delinquencies as a
   percent of servicing
     portfolio...........       3.84%        3.94%     3.30%         3.34%

                           Credit Loss Experience (1)


                                              Year ended June 30,                         Three Months Ended
                                 1995                 1996            1997              September 30, 1997 (5)
                                            (Dollars in thousands)
                          Number of            Number of              Number of               Number of
                         Receivables  Amount  Receivables   Amount   Receivables  Amount    Receivables  Amount
                         -----------  ------  -----------   ------   -----------  ------    -----------  ------
Avg. servicing
  portfolio(2)...........  104,455   $982,875    132,363  $1,343,770   164,858  $1,759,666    175,920  $1,881,603

Gross charge-offs.........   3,493  $  28,628      3,663  $   40,815     6,280  $   70,830     2,054   $   23,056
Recoveries (3)............             15,258                 19,543                28,511                  8,134
                                    ---------             ----------            ----------             ----------
Net losses................          $  13,370             $   21,272            $   42,319             $   14,922
                                    =========             ==========            ==========             ==========
Gross charge-offs as a % of
   avg. servicing
   portfolio(4)...........    3.34%      2.91%      2.77%       3.04%     3.81%       4.03%      4.67%       4.90%
Recoveries as a % of gross
   charge-offs............              53.30%                 47.88%                40.25%                 35.28%
Net losses as a % of avg.
   servicing portfolio(4).               1.36%               1.58%                2.40%                      3.17%


                           Three Months Ended       Three Months Ended
                          December 31, 1997 (5)     March 31, 1998 (5)
                          ---------------------   ----------------------
                           Number of               Number of
                          Receivables   Amount    Receivables   Amount
                          -----------   ------    -----------   ------
Avg. servicing
  portfolio(2)...........    179,334   $1,916,778     180,631  $1,924,930

Gross charge-offs.........     1,977   $   22,373       1,886  $   20,767
Recoveries (3)............                  8,527                   8,186
                                       ----------              ----------
Net losses................             $   13,846              $   12,581
                                       ==========              ==========
Gross charge-offs as a %
   of avg. servicing
   portfolio(4)...........      4.41%        4.67%      4.18%        4.32%
Recoveries as a % of gross
   charge-offs............                  38.11%                  39.42%
Net losses as a % of avg.
   servicing portfolio(4).                   2.89%                   2.61%


(1) There is generally no recourse to Dealers under any of the receivables in the portfolio serviced by UAC or the Predecessor, except to the extent of representations and warranties made by Dealers in connection with such receivables.

(2) Equals the monthly arithmetic average, and includes receivables sold in prior securitization transactions.

(3) In fiscal 1995, the method by which recoveries are stated was changed. Currently, recoveries include recoveries on receivables previously charged off, cash recoveries and unsold repossessed assets carried at fair market value. Under the previous method, reported recoveries excluded unsold repossessed assets carried at fair market value. Prior period credit loss experience has been restated to conform to current period classifications.

(4) Variation in the size of the portfolio serviced by UAC will affect the percentages in "Gross charge-offs as a percentage of average servicing portfolio" and "Net losses as a percentage of average servicing portfolio."

(5) Percentages are annualized in "Gross charge-offs as a percentage of average servicing portfolio" and "Net losses as a percentage of average servicing portfolio" for partial years.

         As indicated by the foregoing delinquency experience table, delinquency rates based upon outstanding loan balances of accounts 30 days past due and over decreased to 3.34% at March 31, 1998, compared to 3.94% at December 31, 1997 and 4.33% at September 30, 1997. However, the delinquency rate has increased from 2.96% at June 30, 1997, for UAC's prime servicing portfolio. The decreased delinquency from December 31, and September 30, 1997, is primarily attributed to collection strategies implemented to target problem accounts as well as the utilization of new scoring tools to focus collection efforts most effectively.

         As indicated in the foregoing credit loss experience table, credit losses on the prime auto portfolio totaled approximately $12.6 million for the quarter ended March 31, 1998, or 2.61% (annualized) of the average servicing portfolios compared to 2.89% and 3.17% for the quarters ended December 31, 1997 and September 30, 1997, respectively and 2.40% for the year ended June 30, 1997. Decreased credit losses from September 30, 1997, are primarily a result of strategic efforts made by UAC to improve the overall credit-quality of loans as well as a slight improvement in recovery rates.

         UAC has seen steady improvement in delinquency and credit losses over the last two quarters. UAC attributes the improvement to strategic efforts made by UAC including implementing tighter credit standards in March 1997, forming specialized collection teams to concentrate on specific groups of accounts and increasing collection efforts on charged-off accounts.

         A decline in delinquency and credit losses on those loans originated and securitized in 1995 has also contributed to the improved delinquency and credit losses for the portfolio. In the past, these pools have had higher credit losses and delinquency than anticipated and have had continued higher credit losses in the latter months of the pool life rather than reflecting a typical loss life cycle which should peak between the 12th and 18th month. Over the last six months, those loans originated and securitized in 1995 have become a smaller proportion of the total portfolio's credit losses and delinquency as the dollar amount of credit losses and delinquency in those pools has been decreasing.

         Recovery rates have been a contributing factor to credit loss experience. Recoveries have, however, shown gradual improvements over the last two quarters which contributed to the improvement in delinquency and credit losses. Recoveries as a percentage of gross charge-offs improved to 39.42% for the quarter ended March 31, 1998, from 38.11% and 35.28% for the quarters ended December 31, 1997, and September 30, 1997, respectively. Although recovery rates showed signs of improvement during the past two quarters, UAC continues to look for ways to improve recovery rates, including more diligently monitoring and expanding the repossession and remarketing operations.

         UAC's expectations with respect to delinquency and credit loss trends constitute forward-looking statements and are subject to important factors that could cause actual results to differ materially from those projected by UAC. Such factors include, but are not limited to, general economic factors affecting obligors' ability to make timely payments on their indebtedness such as employment status, rates of consumer bankruptcy, consumer debt levels generally and the interest rates applicable thereto. In addition, credit losses are affected by UAC's ability to realize on recoveries of repossessed vehicles, including, but not limited to, the market for used cars at any given time.

                       YIELD AND PREPAYMENT CONSIDERATIONS

General

         Monthly Interest (as defined herein) will be distributed to Certificateholders on each Distribution Date to the extent of the pass-through rate applied to the applicable Certificate Balance or Notional Principal Amount, as applicable, as of the preceding Distribution Date or the Closing Date, as applicable (after giving effect to distributions of principal on such preceding Distribution Date). In the event of a full or partial prepayment on a Receivable, Certificateholders will receive interest for the full month of such prepayment either (i) through the distribution of interest paid on other Receivables, (ii) from a withdrawal from the Spread Account, (iii) by an Advance by the Servicer or (iv) by a draw on the Policy.

         Although the Receivables will have different Contract Rates, each Receivable's Contract Rate generally will exceed the sum of (a) the weighted average of the Class A-1 Pass-Through Rate, the Class A-2 Pass-Through Rate, the Class A-3 Pass-Through Rate, the Class A-4 Pass-Through Rate and the Class A-5 Pass-Through Rate, (b) the Class I Pass-Through Rate (c) the per annum rate used to calculate the fee payable to the Insurer in respect of the Policy and (d) the per annum rate used to calculate the Monthly Servicing Fee. The Contract Rate on a small percentage of the Receivables, however, will be less than the foregoing sum. Disproportionate rates of prepayments between Receivables with higher and lower Contract Rates could affect the ability of the Trust to distribute Monthly Interest to Certificateholders.

The Class I Certificates

         The Class I Certificates are interest only certificates. Although the planned amortization feature of the Class I Certificates is intended to reduce the uncertainty of prepayments with respect to the Class I Certificates, if the Receivables prepay sufficiently quickly, the Notional Principal Amount of the Class I Certificates may be reduced more quickly than provided in the Planned Notional Principal Amount Schedule, thereby reducing the yield to the holders of the Class I Certificates. The yield to maturity on the Class I Certificates will therefore be very sensitive to the rate of prepayments, including voluntary prepayments and prepayments due to liquidations and repurchases. Prospective investors should fully consider the associated risks, including the risk that a rapid rate of prepayments could result in the failure of investors in the Class I Certificates to recoup their initial investment. See "Risk Factors" and "The Offered Certificates -- The Class I Certificates -- Calculation of Notional Principal Amount" and "-- Class I Yield Considerations."

                              THE DEPOSITOR AND UAC

         UAC currently acquires loans from over 3,400 manufacturer franchised automobile dealerships in 31 states. UAC is an Indiana corporation, formed in December 1993 by UAC's predecessor, Union Federal Savings Bank of Indianapolis (the "Predecessor"), to succeed to the Predecessor's indirect automobile finance business, which the Predecessor had operated since 1986. UAC began purchasing and originating receivables in April 1994. For the fiscal years ended June 30, 1994, 1995, 1996 and 1997 UAC and/or the Predecessor acquired prime loans aggregating $615 million, $767 million, $995 million and $1,076 million, respectively, representing annual increases of 25%, 30% and 8%, respectively. Of the $1.9 billion of loans in the servicing portfolio of UAC (consisting of the principal balance of loans held for sale and securitized loans) at June 30, 1997, approximately 75.43% represented loans on used cars and approximately 24.57% represented loans on new cars.

                                   THE INSURER

         MBIA Insurance Corporation (the "Insurer") is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company (the "Company"). The Company is not obligated to pay the debts of or claims against the Insurer. The Insurer is domiciled in the State of New York and licensed to do business in and subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. The Insurer has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the Insurer, changes in control and transactions among affiliates. Additionally, the Insurer is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

         Effective February 17, 1998, the Company acquired all of the outstanding stock of Capital Markets Assurance Corporation ("CMAC") through a merger with its parent CapMAC Holdings Inc. Pursuant to a reinsurance agreement, CMAC has ceded all of its net insured risks, as well as its unearned premiums and contingency reserves, to the Insurer and the Insurer has reinsured CMAC's net outstanding exposure. The Company is not obligated to pay the debts of or claims against CMAC.

         As of December 31, 1997 the Insurer had admitted assets of $5.3 billion (audited), total liabilities of $3.5 billion (audited), and total capital and surplus of $1.8 billion (audited) determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities. As of March 31, 1998, the Insurer had admitted assets of $5.5 billion (unaudited), total liabilities of $3.7 billion (unaudited), and total capital and surplus of $1.8 billion (unaudited) determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities.

         Furthermore, copies of the Insurer's year end financial statements prepared in accordance with statutory accounting practices are available without charge from the Insurer. A copy of the Annual Report on Form 10-K of the Company is available from the Insurer or the Securities and Exchange Commission. The address of the Insurer is 113 King Street, Armonk, New York 10504. The telephone number of the Insurer is (914) 273-4545.

         The Insurer's financial guarantee insurance policies, such as the Policy, are not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

         Moody's Investors Service, Inc. rates the claims paying ability of the Insurer "Aaa."

         Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. rates the claims paying ability of the Insurer "AAA."

         Fitch IBCA, Inc. (formerly known as Fitch Investors Service, L.P.) rates the claims paying ability of the Insurer "AAA."

         Each rating of the Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

         The above ratings are not recommendations to buy, sell or hold the securities, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the securities. The Insurer does not guaranty the market price of the securities nor does it guaranty that the ratings on the securities will not be revised or withdrawn.

         The tables below present selected financial information of the Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") as well as generally accepted accounting principles ("GAAP"):

                                                    SAP
                                   -----------------------------------------
                                   December 31                    March 31
                                      1997                           1998
                                   -----------                   -----------
                                    (Audited)                    (Unaudited)
                                               (in millions)
         Admitted Assets             $5,256                        $5,475
         Liabilities                  3,496                         3,658
         Capital and Surplus          1,760                         1,817


                                                   GAAP
                                   -----------------------------------------
                                   December 31                    March 31
                                      1997                           1998
                                   -----------                   -----------
                                    (Audited)                    (Unaudited)
                                               (in millions)
         Assets                      $5,988                        $6,196
         Liabilities                  2,624                         2,725
         Shareholder's Equity         3,364                         3,471



                            THE OFFERED CERTIFICATES

         The Offered Certificates will be issued pursuant to the Pooling and Servicing Agreement. Copies of the Pooling and Servicing Agreement (without exhibits) may be obtained by Certificateholders upon request in writing to the Servicer. Citations to the relevant sections of the Pooling and Servicing Agreement appear below in parentheses. The following summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Pooling and Servicing Agreement.

Distributions

         In general, it is intended that the Trustee distribute to the Class A Certificateholders on each Distribution Date beginning July 8, 1998, the aggregate principal payments, including full and partial prepayments (except certain prepayments in respect of Precomputed Receivables), received on the Receivables during the related Collection Period, plus Class A Monthly Interest. Principal to be distributed to the Class A Certificateholders will be allocated on the basis of the Principal Distribution Sequence. It is also intended that the Trustee distribute to the Class I Certificateholders, on each Distribution Date beginning on July 8, 1998 and continuing through the Distribution Date on which the Notional Principal Amount is reduced to zero, the Class I Monthly Interest. (Section 9.04.) Monthly Interest may be provided by a payment made by or on behalf of the Obligor, by an Advance made by the Servicer to cover interest due on a defaulted Receivable or by a withdrawal from the Spread Account. Monthly Interest may be provided by a draw on the Policy if there are not sufficient funds (after payment of the Monthly Servicing Fee, permitted reimbursements of outstanding Advances and after giving effect to any withdrawals from the Spread Account for the benefit of the Class A Certificateholders and the Class I Certificateholders) to pay Monthly Interest and Monthly Principal. Draws on the Policy to pay Monthly Interest and Monthly Principal will be limited to the Policy Amount.

The Class I Certificates -- Calculation of Notional Principal Amount

         The Class I Certificates are interest only planned amortization securities. The Class I Certificates are entitled to receive interest at the Class I Pass-Through Rate on the Notional Principal Amount of the Class I Certificates, initially $208,715,851.64. The planned amortization feature is intended to reduce the uncertainty to investors in the Class I Certificates with respect to prepayments because the Class I Certificates will receive interest based on their Notional Principal Amount on a principal paydown schedule rather than on the reduction in the actual Certificate Balance as a result of principal payments and prepayments, as described below. Solely for the purpose of calculating the amount payable with respect to the Class I Certificates, the Certificate Balance will be divided into two principal components, the "PAC Component" and the "Companion Component". The Notional Principal Amount will be equal to the PAC Component, originally $208,715,851.64. The sum of the PAC Component and the Companion Component will at all times equal the then aggregate unpaid Certificate Balance.

         The Pooling and Servicing Agreement establishes a schedule (the "Planned Notional Principal Amount Schedule") pursuant to which principal will be allocated to the PAC Component and the Companion Component, as described below. As the PAC Component is reduced, the Notional Principal Amount and payments to the holders of the Class I Certificates will also be reduced.

         On each Distribution Date, the Monthly Principal distributed to Class A Certificateholders will be allocated first to the PAC Component up to the amount necessary to reduce the PAC Component to the amount specified in the Planned Notional Principal Amount Schedule (the "Planned Notional Principal Amount") for such Distribution Date, second, to the Companion Component until the balance thereof is reduced to zero and third, to the PAC Component, without regard to the Planned Notional Principal Amount for such Distribution Date. The foregoing allocations will be made solely for purposes of calculating the Notional Principal Amount and correspondingly, the amount of interest payable with respect to the Class I Certificates. The Class I Certificates are not entitled to receive any principal payments. The foregoing calculations will not affect distributions of principal with respect to the Class A Certificates.

                   Planned Notional Principal Amount Schedule

                                                      Planned Notional
    Distribution Date in                              Principal Amount
    --------------------                              ----------------
    Initial......................................      $208,715,851.64
    July 1998....................................       199,638,160.80
    August 1998..................................       192,374,224.18
    September 1998...............................       185,272,646.82
    October 1998.................................       178,327,567.92
    November 1998................................       171,533,453.89
    December 1998................................       164,885,074.62
    January 1999.................................       158,377,481.92
    February 1999................................       152,005,989.69
    March 1999...................................       145,766,156.01
    April 1999...................................       139,653,766.56
    May 1999.....................................       133,664,819.53
    June 1999....................................       127,770,469.87
    July 1999....................................       121,945,657.38
    August 1999..................................       116,191,608.50
    September 1999...............................       110,509,567.81
    October 1999.................................       104,900,798.24
    November 1999................................        99,366,581.35
    December 1999................................        93,908,217.56
    January 2000.................................        88,527,026.44
    February 2000................................        83,224,346.90
    March 2000...................................        78,001,537.55
    April 2000...................................        72,859,976.87
    May 2000.....................................        67,801,063.54
    June 2000....................................        62,826,216.68
    July 2000....................................        57,936,876.14
    August 2000..................................        53,134,502.80
    September 2000...............................        48,420,578.79
    October 2000.................................        43,796,607.86
    November 2000................................        39,264,115.58
    December 2000................................        34,824,649.73
    January 2001.................................        30,479,780.51
    February 2001................................        26,231,100.90
    March 2001...................................        22,080,226.93
    April 2001...................................        18,028,798.02
    May 2001.....................................        14,078,477.26
    June 2001....................................        10,230,951.76
    July 2001....................................         6,520,810.99
    August 2001..................................         2,969,708.70
    September 2001...............................                 0.00

The Class I Certificates will not be entitled to any distributions after the Notional Principal Amount has been reduced to zero.

Class I Yield Considerations

         Although the planned amortization feature of the Class I Certificates is intended to reduce the uncertainty relating to prepayments of the Receivables with respect to the Class I Certificates, the yield to maturity of the Class I Certificates will remain extremely sensitive to the prepayment experience of the Receivables, including voluntary prepayments and prepayments due to liquidations and repurchases. Prospective investors should fully consider the associated risks, including the risk that such investors may not fully recover their initial investment. In particular, investors in the Class I Certificates should note that they will not be entitled to any distributions after the Notional Principal Amount of the Class I Certificates has been reduced to zero and that Receivables may be repurchased due to breaches of representations. See "Risk Factors."

         The following tables illustrate the significant effect that prepayments on the Receivables have upon the yield to maturity of the Class I Certificates. The first table assumes that the Receivables have been aggregated into five hypothetical pools having the characteristics described therein and that the level scheduled monthly payment for each of the five pools (which is based on its principal balance, weighted average Contract Rate, weighted average remaining term as of the Cutoff Date and its weighted average original term) will be such that such pool will be fully amortized by the end of its weighted average remaining term. Based on such hypothetical pools, the second table shows the approximate hypothetical pre-tax yields to maturity of the Class I Certificates, stated on a corporate bond equivalent basis, under five different prepayment assumptions based on the assumed purchase price and the ABS prepayment model described below.


                                                               Weighted Average          Weighted Average
                 Cutoff Date        Weighted Average           Remaining Term to         Original Term to
     Pool     Principal Balance    Contract Rate             Maturity (in Months)      Maturity (in Months)
     ----     -----------------    -------------             --------------------      --------------------
       1     $   16,843,055.85           10.702%                    16                          68
       2         14,053,158.75           12.834                     42                          49
       3         41,864,941.01           12.617                     58                          60
       4         83,412,785.48           12.614                     70                          71
       5        111,806,526.91           12.616                     80                          81

         For purposes of the following table, it is also assumed that (i) the purchase price of the Class I Certificates is as set forth below, (ii) the Receivables prepay monthly at the specified percentages of ABS as set forth in the table below, (iii) prepayments representing prepayments in full of individual Receivables are received on the last day of the month and include a full month's interest thereon, (iv) the Closing Date for the Offered Certificates is June 24, 1998, (v) distributions on the Offered Certificates are made, in cash, commencing on July 8, 1998, and on the eighth day of each month thereafter, (vi) no defaults or delinquencies in the payment of the Receivables are experienced, and (vii) no Receivable is repurchased for breach of representation and warranty or otherwise.

       Sensitivity of the Yield on the Class I Certificates to Prepayments
                 1.0%         1.6%      1.8%        2.5%             3.0%
  Price(1)        ABS          ABS       ABS         ABS              ABS
  --------        ---          ---       ---         ---              ---
 1.336179%      19.051%      5.910%     5.910%      5.910%         - 4.454%

(1)      Expressed as a percentage of the original Notional Principal Amount.

         Based on the assumptions described above and assuming a purchase price of 1.336179% at approximately 2.825% ABS, the pre-tax yield to maturity of the Class I Certificates would be approximately 0%.

         It is highly unlikely that the Receivables will prepay at a constant rate until maturity or that all of the Receivables will prepay at the same rate. The foregoing table assumes that each Receivable bears interest at its specified Contract Rate, has the same remaining amortization term, and prepays at the same rate. In fact, receivables will prepay at different rates and have different terms.

         The yields set forth in the preceding table were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on the Class I Certificates, would cause the discounted present value of such assumed cash flows to equal the assumed purchase price of such Class I Certificates and by converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class I Certificates and consequently do not purport to reflect the return on any investment in the Class I Certificates when such reinvestment rates are considered.

         The Receivables will not necessarily have the characteristics assumed above and there can be no assurance that (i) the Receivables will prepay at any of the rates shown in the table or at any other particular rate or will prepay proportionately, (ii) the pre-tax yield on the Class I Certificates will correspond to any of the pre-tax yields shown above or (iii) the aggregate purchase price of the Class I Certificates will be equal to the purchase price assumed. Because the Receivables will include Receivables that have remaining terms to stated maturity shorter or longer than those assumed and Contract Rates higher or lower than those assumed, the pre-tax yield on the Class I Certificates may differ from those set forth above, even if all of the Receivables prepay at the indicated constant prepayment rates.

         Prepayments on automotive receivables can be measured relative to a prepayment standard or model. The Absolute Prepayment Model ("ABS") used in the preceding table represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.